                                                                   EXHIBIT 99.5


                                SIGNATURE PAGES

                                      FOR

                                FICS TRANSACTION


    IN WITNESS WHEREOF, the Sellers have executed and delivered this Agreement, and S1 Holdings, S1 and FICS have caused this Agreement to be executed and delivered by their respective representatives duly authorized, all as of the date first above written.


                                        ----------------------------
                                        Guy Moons

                                        ----------------------------
                                        Steven Van Rossen

                                        ----------------------------
                                        Nadine Quaeyhaegens




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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.



                                        ----------------------------
                                        Guy Moons

                                        ----------------------------
                                        Steven Van Rossen

                                        ----------------------------
                                        Nadine Quaeyhaegens